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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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LM FUNDING AMERICA, INC.

(Name of Registrant as Specified in Its Charter)

____________________________________________________

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Your **Vote** Counts!

LM FUNDING AMERICA, INC.

2023 Annual Meeting

Vote by November 08, 2023

11:59 PM ET

LM FUNDING AMERICA, INC.
1200 W PLATT, SUITE 100
TAMPA, FL 33606

You invested in LM FUNDING AMERICA, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on November 09, 2023.**

Get informed before you vote

View the Notice & Proxy Statement, Form 10-K online OR you can receive a free paper or email copy of the material(s) by requesting prior to October 26, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

November 09, 2023
3:00 PM EST

1200 W Platt Street
Suite 100
Tampa, FL 33606

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. To elect two Class I directors to hold office for a three-year term ending at the third annual meeting of stockholders following their election. **Nominees:** 01) Bruce M. Rodgers 02) Carollinn Gould	For
2. To ratify the appointment of MaloneBailey, LLP as the company's independent auditor to audit the company's 2023 financial statements.	For
3. To approve an amendment (in the event it is deemed by the company's Board of Directors to be advisable) to the company's certificate of incorporation, as amended, to effect a reverse stock split of our issued and outstanding common stock at an exchange ratio ranging from one-for-two (1:2) to one-for-ten (1:10), with the exact ratio to be determined by our Board of Directors.	For

NOTE: The proposals to be voted on may also include such other business as may properly come before the meeting or any adjournment thereof.

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